UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

GREENWOOD GOLD RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 SW Martin Highway, Palm City FL	34990
(Address of principal executive offices)	(Zip Code)

(772) 288-2775
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2011,  Greenwood Gold Resources Inc.  (the “Company”) and Candorado Operating Company Ltd. (“Candorado”) entered into an Option Agreement (the “Agreement”) whereby the Company has optioned the rights to earn up to a 100% interest in and to certain mining claims knows as Summer located in British Columbia, Canada (the “Property”). The Agreement is filed as an exhibit to this report on Form 8-K.

The Agreement provides for the following:

Candorado has agreed to grant to the Company the sole and exclusive right and option to acquire up to a 100% interest in and to the Property, free and clear of all charges, encumbrances, claims and adverse interests of any nature or kind, except for the  a 2% Net Smelter Return Royalty. The Option may be exercised by the Company upon providing the following consideration:

(a)	40% Interest

(i)     4.5% of the issued and outstanding shares of the Company issued on acceptance of the Agreement.

(ii) $350,000 expended on the property and $150,000 cash payment within 6 months of the acceptance of the Agreement, which acceptance date is February 17, 2011;

(b)	100% interest

(i) 10% of the issued and outstanding shares of the Company and a cash payment of $250,000 to Candorado on or before the 1 year anniversary of the Agreement.

The Company may elect to accelerate the expenditures on the Property at their discretion.  The Company agrees that Candorado’s 60% interest shall be “carried thru” to the 100% purchase stage and that the Company is not required to provide any additional funding to advance this property to the final stage.  The Company shall retain the right of first refusal to acquire Candorado’s 60% interest at any time up to the one year anniversary of the Exchange Acceptance of the Agreement.  In the event that Candorado receives an offer from a third party to purchase Candorado’s 60% interest, Candorado shall give written notice to the Company of the receipt of the offer and the Company shall have thirty business days to either match such an offer or allow Candorado to vend the 60% interest to a third party.  If the Company fails to acquire the 60% by the first anniversary of the acceptance of this Agreement, Candorado shall be free to vend the 60% interest to any interested third parties.

Upon completion of the payments and deliveries in section 4, the Option shall be deemed exercised without further notice or act by the Company, and 100% undivided right, title and interest in and to the Property shall vest in the Company, free and clear of all liens, charges, encumbrances, claims and adverse interests of any nature or kind, except for the obligation of the Company hereunder to pay the Royalty to Candorado.  Candorado shall register and transfer title at the Company's election.

SECTION 3

SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On February 22, 2011, the Company directed its transfer agent to issue a total of 6,144,975restricted shares of the common stock of the Company, which represents a total of 4.5% of the total issued and outstanding shares of the Company as required under the Agreement.

The shares of common stock under the Agreement were issued to one non-United States investor under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The issuance was made in an offshore transaction as defined by Rule 902(h).  The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.   The issuance was not made to a U.S. person or for the account or benefit of a U.S. person. The following conditions were present in regard to the issuance:  a)  Candorado has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; b) Candorado has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration; and c) Candorado has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. The shares issued are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

SECTION 9

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)  Exhibits

Exhibit No.	Description
10.1	Option Agreement between the Company and Candorado Operating Company Ltd. dated February 17, 2011	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWOOD GOLD RESOURCES INC.

Dated: February 22, 2011	By:	/s/ Branislav Jovanovic
	Name:	Branislav Jovanovic
`	Title:	Chief Executive Officer